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                                                                    Exhibit 23-1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of New York State Electric & Gas Corporation of our report dated January 31, 2003 relating to the financial statements and financial statement schedule, which appears in New York State Electric & Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 19, 2003